Exhibit 4.1

THIRD AMENDMENT TO STOCKHOLDERS AGREEMENT

THIS THIRD AMENDMENT (the “Third Amendment”) TO STOCKHOLDERS AGREEMENT is made and entered into as of this 5th day of January, 2015, by and among Par Petroleum Corporation, a Delaware corporation (the “Company”), and certain holders of the Company’s common stock, $.01 par value per share (“Common Stock”) listed on the signature pages hereto.

RECITALS:

WHEREAS, pursuant to Section 6.8 of the Stockholders Agreement dated August 31, 2012 (as amended to date, the “Stockholders Agreement”), by and among the Company, certain holders of the Common Stock listed on Schedule A thereto (the “Key Holders”), and any subsequent investors, or transferees, who become parties thereto as “Investors” pursuant to Sections 6.1 and 6.2 of the Stockholders Agreement (the “Investors,” and together collectively with the Key Holders, the “Stockholders”), the Stockholders Agreement may be amended or modified by the Company with the approval of the board of directors (the “Board”) of the Company and the holders of sixty-seven percent (67%) of the Shares (as defined in the Stockholders Agreement) of Common Stock then held by the Key Holders; and

WHEREAS, the Key Holders listed on the signature pages hereto desire to enter into the Third Amendment to amend their rights to designate certain members of the Board, as well as certain related rights.

NOW, THEREFORE, the parties hereto agree to amend the Stockholders Agreement as follows:

I.	Amendment to the Stockholders Agreement:

1. Section 1.1 of the Stockholders Agreement is hereby amended and restated in its entirety and replaced with the following:

“Size of the Board. Each Stockholder agrees to vote, or cause to be voted, all Shares (as defined below) owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at nine (9) directors. For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company the holders of which are entitled to vote for members of the Board, including without limitation, all shares of Common Stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.”

2. Section 1.2(d) of the Stockholders Agreement is hereby amended and restated in its entirety and replaced with the following:

“Five (5) individuals designated by the Board (collectively, the “Board Designees”); and”

II.	General Provisions

1. In case of conflict between this Third Amendment and the Stockholders Agreement, this Third Amendment shall control.

2. The Stockholders Agreement, except as expressly amended hereby, shall remain in full force and effect.

3. Incorporation of Certain Information by Reference. The provisions of Sections 6.4, 6.14 and 6.18 of the Stockholders Agreement captioned “Governing Law,” “Dispute Resolution” and “Costs of Enforcement,” respectively, are incorporated herein by reference as though such provisions were fully set forth verbatim herein and shall apply to this Second Amendment mutatis mutandis.

4. Counterparts. This Third Amendment may be executed in several counterparts (including by facsimile, .pdf or other electronic transmission), each of which shall be deemed an original and all of which together constitute one and the same instrument.

[Signature appears on following page]

2

IN WITNESS WHEREOF, the parties have executed this Third Amendment to Stockholders Agreement as of the date first written above.

COMPANY

PAR PETROLEUM CORPORATION

By:	/s/ Christopher Micklas
Name:	Christopher Micklas
Title:

KEY HOLDERS

ZELL CREDIT OPPORTUNITIES FUND, L.P.

By:	/s/ Jon Wasserman
Name:	Jon Wasserman
Title:	Vice President

ZCOF PAR PETROLEUM HOLDINGS, LLC

By:	/s/ Jon Wasserman
Name:	Jon Wasserman
Title:	Vice President

WATERSTONE OFFSHORE ER FUND, LTD

By:	Waterstone Capital Management, L.P.

By:
Name:
Title:

[SIGNATURE PAGE TO THIRD AMENDMENT TO STOCKHOLDERS AGREEMENT]

PRIME CAPITAL MASTER SPC, GOT WAT MAC SEGREGATED PORTFOLIO

By:	Waterstone Capital Management, L.P.

By:
Name:
Title:

WATERSTONE MARKET NEUTRAL MASTER FUND, LTD

By:	Waterstone Capital Management, L.P.

By:
Name:
Title:

PANDORA SELECT PARTNERS, LP

By:	Pandora Select Advisors, LLC
its General Partner

By:	Whitebox Advisors, LLC
its Managing Partner

By:
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDMENT TO STOCKHOLDERS AGREEMENT]

WHITEBOX MULTI-STRATEGY PARTNERS, LP

By:	Whitebox Multi-Strategy Advisors, LLC
its General Partner

By:	Whitebox Advisors, LLC
its Managing Partner

By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	General Counsel & Chief Operating Officer

WHITEBOX CREDIT ARBITRAGE PARTNERS, LP

By:	Whitebox Credit Arbitrage Advisors, LLC its General Partner

By:	Whitebox Advisors, LLC
its Managing Partner

By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	General Counsel & Chief Operating Officer

WHITEBOX CONCENTRATED CONVERTIBLE ARBITRAGE PARTNERS, LP

By:	Whitebox Advisors, LLC
its Managing Partner

By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	General Counsel & Chief Operating Officer

[SIGNATURE PAGE TO SECOND AMENDMENT TO STOCKHOLDERS AGREEMENT]

WHITEBOX ASYMMETRIC PARTNERS, LP

By:	Whitebox Asymmetric Advisors, LLC
its General Partner

By:	Whitebox Advisors, LLC
its Managing Partner

By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	General Counsel & Chief Operating Officer

[SIGNATURE PAGE TO SECOND AMENDMENT TO STOCKHOLDERS AGREEMENT]